EXHIBIT 107

Calculation of Fee Filing Tables

Form S-1

(Form Type)

Registration No. 333-298835

SOBR Safe, Inc.

(Exact name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

		Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees Previously Paid	(1)	Equity	Common stock, par value $0.00001 per share, issuable upon the exercise of Series E Warrants	457(g)	2,580,648	$1.30	$3,354,842.40	0.00013810	$463.30

Fees Previously Paid	(2)	Equity	Common stock, par value $0.00001 per share, issuable upon the exercise of Series F Warrants	457(g)	2,140,648	$1.30	$2,782,842.40	0.00013810	$384.31

Fees Previously Paid	(3)	Equity	Common stock, par value $0.00001 per share, issuable upon the exercise of Placement Agent warrants	457(g)	177,049	$1.625	$287,704.63	0.00013810	$39.73
		Total Offering Amounts					$6,425,389.43		$887.34

		Total Fees Previously Paid					—		$887.34

		Total Fee Offsets					—		$0.00

		Net Fee Due							$0.00

(1)

The Company previously paid a registration fee of $463.30 in connection with the initial filing of this registration statement on September 9, 2026, with respect to 2,580,648 shares of Common Stock issuable upon exercise of Series E Warrants, calculated pursuant to Rule 457(g) under the Securities Act, at the then applicable fee rate.

(2)

The Company previously paid a registration fee of $391.49 in connection with the initial filing of this registration statement on September 9, 2026, with respect to an incorrect amount of 2,180,648 shares of Common Stock issuable upon exercise of Series F Warrants, calculated pursuant to Rule 457(g) under the Securities Act, at the then applicable fee rate, which is reflected in the fee table. This Amendment corrects the number of shares of Common Stock issuable upon exercise of Series F Warrants to 2,140,648, which results in a lower registration fee than previously paid.

(3)

The Company previously paid a registration fee of $39.73 in connection with the initial filing of this registration statement on September 9, 2026, with respect to 177,049 shares of Common Stock issuable upon exercise of Placement Agent Warrants, calculated pursuant to Rule 457(g) under the Securities Act, at the then applicable fee rate.

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Table 2: Fee Offset Claims and Sources									√	Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Table 3: Combined Prospectuses						√	Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

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